EXHIBIT 9

                                                 KATHLEEN A. MCGAH
                                                 Deputy General Counsel
                                                 Legal Division - 19 CP
                                                 Telephone: (860) 308-6894
                                                 Fax: (860) 308-5155

                                                 December 15, 2003



The Travelers Insurance Company
TIC Variable Annuity Separate Account 2002
One Cityplace
Hartford, Connecticut 06103-3415



Gentlemen:

         With reference to the Registration Statement on Form N-4 filed by The Travelers Insurance Company and TIC Variable Annuity Separate Account 2002 with the Securities and Exchange Commission covering Variable Annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commission of the State of Connecticut.

2. TIC Variable Annuity Separate Account 2002 is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

3. The variable annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company and TIC Variable Annuity Separate Account 2002.

4. Assets of TIC Variable Annuity Separate Account 2002 are not chargeable with liabilities arising out of any other business The Travelers Insurance Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                                 Very truly yours,


                                                 Kathleen A. McGah
                                                 Deputy General Counsel
                                                 The Travelers Insurance Company